EXHIBIT 10.3

FORM OF

MASTER NETTING AGREEMENT

This MASTER NETTING AGREEMENT (this "Agreement") dated effective as of ___ _, 2022 (the "Effective Date"), is by and between JORGAN DEVELOPMENT, LLC, a Louisiana limited liability company ("Jorgan"), JBAH Holdings, LLC, a Texas limited liability company ("JBAH"), WHITE CLAW CRUDE, LLC, a Texas limited liability company ("WCC"), ENDEAVOR CRUDE, LLC, a Texas limited liability company ("Endeavor"), VIVAKOR, INC., a Nevada corporation ("Vivakor"), SILVER FUELS DELHI, LLC, a Louisiana limited liability company ("SFD"), and WHITE CLAW COLORADO CITY, LLC, a Texas limited liability company ("WCCC"). Each and every of the foregoing parties are hereby referred to individually as a "Party" or collectively as the "Parties".

WHEREAS, contemporaneously herewith, Jorgan, JBAH and Vivakor have entered into that certain Member Interest Purchase Agreement (the "MIPA") hereto, contemplating the purchase and sale of SFD and WCCC;

WHEREAS, in connection with the MIPA, the Parties intend to execute and enter into all those certain agreements and obligations set forth on Exhibit "A" hereto, as such may be amended, modified, restated, ratified, revived, and each and every extension, renewal, or modification of each and every such contract (each individually, a "Contract", or collectively, "Contracts"), and wish to enter into this Agreement to establish certain net-out obligations and procedures for the same; and

NOW, THEREFORE, for the mutual promises and undertakings contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.              Definitions. The following terms shall, when used herein, have the meaning set forth below:

"Agreement" has the meaning set forth in the recitals.

"Affiliate(s)" means, with respect to any Party, any other party directly or indirectly controlling, controlled by or under common control with such Party.

"Aggregate Amount(s) Owed Buyer Group" has the meaning set forth in Section 3.

"Aggregate Amount(s) Owed Seller Group" has the meaning set forth in Section 3.

"Buyer Group" means Vivakor, SFD and WCCC.

"Change in Control" means (i) the acquisition by a third party or group of third parties of the beneficial ownership of a majority of then-outstanding voting securities or equity of a Party, provided that such third party or group of third parties are not (A) Affiliates of such Party nor (B) beneficial owners of a majority of then-outstanding voting securities or equity of such Party as of the Effective Date of this Agreement, (ii) the execution of a definitive agreement for, or the consummation of, a reorganization, merger, consolidation, sale or other disposition of all or a substantial portion of the assets of a Party, (iii) the approval by a Party’s management or beneficial owners of a complete liquidation or dissolution of such Party, or (iv) a merger or transfer or all or substantially all a Party’s assets to another entity and at the time of such merger or consolidation the merging, surviving, resulting or transferee entity fails to assume all obligations and covenants of this Agreement satisfactory to the Party which is not the subject of the merger or transfer.

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"Contract(s)" has the meaning set forth in the recitals.

"Defaulting Party" has the meaning set forth in Section 9.

"Denbury Contract" means that certain Crude Oil Purchase Contract dated October 1, 2018, by and between Silver Fuels, LLC and Denbury Onshore, LLC, as modified by that certain Collateral Assignment of Contracts dated as of March 18, 2020, between SFD and Maxus, and as assigned.

"Early Termination Date" has the meaning set forth in Section 10.

"Endeavor" has the meaning set forth in the recitals.

"Event of Default" has the meaning set forth in Section 9.

"Final Judgment" has the meaning set forth in Section 7.

"Group(s)" means Seller Group and/or Buyer Group, individually or collectively, as context requires.

"JBAH" has the meaning set forth in the recitals.

"Jorgan" has the meaning set forth in the recitals.

"MIPA" has the meaning set forth in the recitals.

"Net Settlement Amount" has the meaning set forth in Section 3.

"Non-Defaulting Group" has the meaning set forth in Section 10.

"Notes" means (i) that certain Secured Promissory Note dated ___ [●], 2022, from Vivakor to the order of Jorgan in the original principal amount of $[●], and (ii) that certain Secured Promissory Note dated ___ [●], 2022, from Vivakor to the order of JBAH in the original principal amount of $[●].

"Party" or "Parties" has the meaning set forth in the recitals.

"Payment Date" has the meaning set forth in Section 6.

"Seller Group" means Jorgan, JBAH, WCC, and Endeavor.

"SFD" has the meaning set forth in the recitals.

"Vivakor" has the meaning set forth in the recitals.

"WCC" has the meaning set forth in the recitals.

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"WCCC" has the meaning set forth in the recitals.

2.              This Agreement supplements the payment and invoicing provisions of all Contracts between the Parties and their Affiliates. It is understood and agreed by the Parties that the Contracts shall be and hereby are subject to the terms of this Agreement. Except as specifically set forth herein, nothing within this Agreement shall be construed to amend, modify, or cancel any part of all of any Contract presently in effect between the Parties or their Affiliates. All other terms and conditions of said Contracts shall remain unchanged, in effect, and enforceable in accordance with their terms and provisions. In the event of any inconsistency between the terms of this Agreement and the terms of any Contract with respect to the payment or invoicing matters while this Agreement is in force and effect, the terms of this Agreement shall prevail.

3.              All amounts owed to Seller Group by Buyer Group as a result of all Contracts during a given calendar month (the "Aggregate Amount(s) Owed Seller Group") shall be netted against all amounts owed to Buyer Group by Seller Group as a result of all Contracts during the same calendar month (the "Aggregate Amount(s) Owed Buyer Group"), and the resulting net amount (the "Net Settlement Amount") shall be payable either from Seller Group to Buyer Group (if the Aggregate Amount Owed Buyer Group exceeds the Aggregate Amount Owed Seller Group) or from Buyer Group to Seller Group (if the Aggregate Amount Owed Seller Group exceeds the Aggregate Amount Owed Buyer Group). Each month the Groups shall consult at least one (1) business day before Payment Date (as defined below) as to the total amount due each other for deliveries made pursuant to the Contracts in the preceding month, which deliveries shall be priced in accordance with the applicable Contracts. Each Group shall continue to invoice the other Group as applicable.

4.             The Parties to each Contract shall attempt to reconcile any disputes as to any items contained on an invoice in a mutually agreeable manner. A Party may not refuse to participate in such process because of a disputed invoice. If any invoice is disputed (so long it is disputed in good faith and fair dealing), the invoiced Party may require that only the undisputed amount be agreed upon as the amount due in the process described in Section 2, pending resolution of the dispute, and otherwise proceed with the net-out process set forth herein.

5.             The net difference between the total amounts agreed to in Sections 2 through 4 above shall be the amount payable to the Group delivering the greater amount by the Group delivering the lesser amount.

6.             The Net Settlement Amount shall be paid by the owing Group to the other Group by wire transfer on or before the 20th day of the month succeeding the invoiced month ("Payment Date"). If the 20th day of the month falls on a Saturday or Friday federal banking holiday, payment will be made on the preceding banking day, or if the 20th day of the month falls on a Sunday or Monday federal banking holiday, payment will be made on the next succeeding banking day; provided, however, that should Denbury Onshore, LLC default on its payment obligations pursuant to the Denbury Contract, the Payment Date shall be extended for an additional five (5) calendar days. Payment made in accordance with this Agreement will be deemed timely under the Contracts. Each Party agrees that for the Payment Date to be effective as to the other Party, each Party must have in its possession all invoices as applicable (involving the transaction month) from the other Party not later than two (2) business days before the Payment Date.

7.             Notwithstanding the provisions of Sections 3 through 6 hereof, specifically with respect to Vivakor obtaining a final, non-appealable judgment obtained in a court of competent jurisdiction awarding money damages to Vivakor for a breach or default pursuant to the MIPA against either Jorgan or JBAH, as the case may be (a "Final Judgment"), then in that event and only in that event, the amount of such Final Judgment shall be deducted from and netted against the outstanding principal indebtedness owed to Jorgan or JBAH pursuant to the Notes, respectively, as the case may be. This obligation shall survive the termination of this Agreement in accordance with the survival provisions of the MIPA.

8.             Term. This Agreement is effective on the Effective Date and shall continue in effect until the earlier to occur of (a) termination of this Agreement pursuant to Section 11 hereof, or (b) the termination of all the Contracts pursuant to their terms and provision, or (c) termination by mutual agreement of the Parties; provided, however, that any such termination shall not cancel the netting arrangement provided for herein with respect to obligations or transactions which arise prior to the termination date, unless otherwise agreed to in writing by the Parties; provided further, that such termination of this Agreement shall not affect the continuing validity or enforcement of obligations owed under the Contracts.

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9.             Events of Default. Notwithstanding any other provision of this Agreement or any provision of any Contract, the occurrence at any time of any of the following events constitutes an event of default (an "Event of Default") with respect to such Party (a "Defaulting Party"):

(a)	A material breach or material default by any Party of any provision of this Agreement that is not cured within 10 business days of the breaching Party’s receipt of a notice of default;

(b)	A breach or default by any Party under any Contract pursuant to that Contract's terms and provisions Agreement that is not cured in accordance with such Contract's terms and provisions;

(c)	A Change in Control occurs with respect to a Party other than as a result of the transactions contemplated by the MIPA on the Closing Date, as such term is defined in the MIPA Further, a Change of Control of Vivakor shall not be deemed to have taken place under circumstances where another Party to this Agreement, including the beneficial owners of such Party, acquires beneficial ownership of a majority of then-outstanding voting securities or equity of Vivakor.

10.           Remedies. Upon the occurrence of an Event of Default, the non-defaulting Group hereto (the "Non-Defaulting Group") may, in its sole discretion and by written notice to the Defaulting Party and its Group, designate a date on which to terminate this Agreement and promptly settle all outstanding amounts due pursuant to the Contracts (the "Early Termination Date"). To the extent that, in the commercially reasonable discretion of the Non-Defaulting Group, certain Contracts may not be not promptly settled without material disruption of cash flow(s) to one or more Parties of either Group, such Contracts shall be settled in accordance with their terms apart from this Agreement. On or as soon as reasonably practicable after the Early Termination Date, the Non-Defaulting Group shall provide a close-out statement to the Defaulting Party and its Group (a) showing in reasonable detail its calculations for the final settlement pursuant to this Agreement, (b) showing in reasonable detail all Aggregate Amounts Owed Seller Group and all Aggregate Amounts Owed Buyer Group that intend to remain outstanding as of the Early Termination Date to be settled outside of this Agreement, and (c) specifying any Net Settlement Amount(s) in connection with the Early Termination Date.

11.           Remedies Not Exclusive. The Parties' rights pursuant to this Agreement are in addition to, and not in limitation of, any other rights and remedies that they may have (whether by operation of law, in equity, pursuant to agreement, or otherwise) and without prejudice and in addition to any right of set-off, recoupment, combination of accounts, lien, security interest, pledge, or other right to which they are entitled. The Parties may enforce any of their remedies under this Agreement successively or concurrently at their option. No failure on the part of any Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by a Party of any right, remedy or power hereunder preclude any other or future exercise of any right, remedy or power.

12.           Limitation of Liability. In no event shall any Party be liable under this Agreement (on the basis of breach of contract, indemnity, warranty or tort or otherwise) for any indirect, special, consequential, exemplary or punitive damages resulting from or arising out of this Agreement, including, without limitation, loss of production, business interruption, loss of profit, loss of revenue, loss of contract or loss of goodwill howsoever caused.

13.           Counterparts. The Agreement may be executed in one or more counterparts, in any format, whether hardcopy or electronic, each of which shall be considered an original.

14.           Assignment. The rights and obligations of the parties to this Agreement are not assignable in whole or in part, other than, in the case of Vivakor, to Affiliates of Vivakor, without the prior written consent of the other Group to this Agreement, which shall not be unreasonably withheld, conditioned or delayed. This Agreement shall inure to the benefit of and be binding on and enforceable against the successors and permitted assigns of each Party hereto.

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15.           Amendment; Severability. None of the provisions of this Agreement may be modified, amended or waived except in a writing signed by the Parties. If any of the provisions of this Agreement is found to be illegal or unenforceable, it is deemed to be omitted, but only to the extent of such unenforceability, and the remaining provisions of this Agreement shall remain in full force and effect.

16.           Governing Law. This Agreement shall be construed in accordance with, and governed by the laws of the State of Nevada, without respect to its rules or principles regarding conflicts of law. Each Party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any proceedings relating to or arising out of this Agreement.

17.           Notice. Any written notice in respect of this Agreement may be given by any reasonable means, including, without limitation, by facsimile, hand delivery, courier, or certified United States mail (return receipt requested) and shall be effective upon receipt by the Party to which such notice is addressed. Each Group's respective addresses for notice are set forth in the MIPA.

[Signature page(s) to follow.]

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IN WITNESS WHEREOF, the Seller Group and Buyer Group have executed this Agreement as of the Effective Date set forth above.

SELLER GROUP:

JORGAN DEVELOPMENT, LLC, a Louisiana limited liability company

By: ______________________________

Name: James H. Ballengee

Title: Manager

JBAH HOLDINGS, LLC, a Texas limited liability company

By: ______________________________

Name: James H. Ballengee

Title: Manager

WHITE CLAW CRUDE, LLC, a Texas limited liability company

By: JORGAN DEVELOPMENT, LLC,

a Louisiana limited liability company,

its Manager

By: ______________________________

Name: James H. Ballengee

Title: Manager

ENDEAVOR CRUDE, LLC, a Texas limited liability company

By: JORGAN DEVELOPMENT, LLC,

a Louisiana limited liability company,

its Manager

By: ______________________________

Name: James H. Ballengee

Title: Manager

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BUYER GROUP:

VIVAKOR, INC., a Nevada limited liability company

By: ______________________________

Name: ____________________________

Title: _____________________________

SILVER FUELS DELHI, LLC, a Louisiana limited liability company

By: ______________________________

Name: ____________________________

Title: _____________________________

WHITE CLAW COLORADO CITY, LLC, a Texas limited liability company

By: ______________________________

Name: ____________________________

Title: _____________________________

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EXHIBIT A

TO MASTER NETTING AGREEMENT

THE CONTRACTS

1.             Membership Interest Purchase Agreement dated June 15, 2022, by and between Jorgan, JBAH, and Vivakor.

2.             Secured Promissory Note dated ___ [●], 2022, made to Jorgan by Vivakor, in the original principal amount of [●].

3.             Secured Promissory Note dated ___ [●], 2022, made to JBAH by Vivakor, in the original principal amount of [●].

4.             Pledge Agreement dated ___ [●], 2022, by and between Jorgan, as Secured Party, and Vivakor, as Debtor.

5.             Pledge Agreement dated ___ [●], 2022, by and between JBAH, as Secured Party, and Vivakor, as Debtor.

6.             Shared Services Agreement dated ____ [●], 2022, by and between Endeavor Crude, LLC, as Service Provider, and Silver Fuels Delhi, LLC and White Claw Colorado City, LLC, as Service Recipients.

7.             Crude Petroleum Supply Agreement dated January 1, 2021, by and between White Claw Crude, LLC, and Silver Fuels Delhi, LLC, as amended.

8.             Oil Storage Agreement dated January 1, 2021, by and between White Claw Crude, LLC, as Shipper, and White Claw Colorado City, LLC, as Operator, as amended.

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